                            press information

MOOGINC., EAST AURORA, NEW YORK 14052 TEL-716/652-2000

release date	Immediate	contact	Ann Marie Luhr
	January 27, 2017		716-687-4225

MOOG REPORTS FIRST QUARTER RESULTS

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B) announced today financial results for the quarter ended December 31, 2016.

First Quarter Highlights

•	Diluted earnings per share of $0.84, up 18% from a year ago;

•	Sales of $590 million, up 4% from a year ago;

•	Progress in selling four small European space businesses resulting in a net $0.07 per share loss on the divestitures (including $0.18 per share tax benefit);

•	Operating margins (excluding the $9 million pretax loss from selling the European space businesses) were 10.4%, up from 9.1% a year ago;

•	Strong cash flow from operating activities.

Segment Results

Total Aircraft Controls sales in the quarter were $268 million, up 6% year over year. Military aircraft sales of $128 million were 6% higher. F-35 Joint Strike Fighter sales were up 26%, to $27 million. Other OEM sales were up 8%, to $53 million. Military aftermarket sales were $48 million, down slightly on lower B-2 spares and C-5 modernization activity.

Commercial aircraft revenues increased 5%, to $141 million. Sales of OEM products to Airbus increased 40%, to $35 million, including a 72% increase in A350 program sales. Boeing OEM sales were flat at $61 million. Commercial aftermarket sales were off marginally, at $27 million, due to lower initial provisioning of 787 and A350 spares.

Space and Defense segment sales were $93 million, up 11% year over year. Space sales were 13% higher, attributed to strong space avionics and satellite engine sales. Defense sales were up 10% on increased demand for ground vehicle, missile and naval products.

Industrial Systems segment sales in the quarter were $112 million, down 10%. Energy sales were off 6% and industrial automation sales were off 9%. Simulation and test sales were down 16% from last year’s strong first quarter.

Components segment sales in the quarter were $116 million, up 10% from a year ago, with sales increases seen in each of the three major markets. Aerospace and defense sales of $39 million were 11% higher largely attributed to sales for Northrop Grumman’s Guardian program. Medical market sales of $48 million were up 11% on increased sales of pumps and associated products. Industrial product sales for specialty markets were up 6%.

Consolidated year-end 12-month backlog was $1.2 billion.

Fiscal 2017 Outlook

•	Forecast sales of $2.42 billion, up 1% over last year, down $20 million from last quarter’s forecast;

•	Forecast earnings per share of $3.50, plus or minus $0.20, unchanged from last quarter’s forecast;

•	Forecast full year operating margins of 10.0%, down slightly from last quarter’s forecast due to loss on divestitures;

•	Another year of solid cash flow from operations.

“Earnings per share before specials of $0.91 were above our guidance from 90 days ago,” said John Scannell, Chairman and CEO. “It was a good start to the year and it puts us on track for our full year guidance. Most of our businesses have stabilized since this time last year and we are seeing positive results from restructuring and our portfolio reviews of the past few years.”

In conjunction with today’s release, Moog will host a conference call beginning at 10:00 a.m. ET, which will be broadcast live over the Internet. John Scannell, Chairman and CEO, and Don Fishback, CFO, will host the call. Listeners can access the call live or in replay mode at www.moog.com/investors/communications. Supplemental financial data will be available on the webcast web page 90 minutes prior to the conference call.

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, wind energy, marine and medical equipment. Additional information about the company can be found at www.moog.com.

Cautionary Statement

Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include:

•	the markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;

•	we operate in highly competitive markets with competitors who may have greater resources than we possess;

•
we depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;

•	we make estimates in accounting for long-term contracts, and changes in these estimates may have significant impacts on our earnings;

•	we enter into fixed-price contracts, which could subject us to losses if we have cost overruns;

•	we may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects;

•	if our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted;

•
contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting kickbacks and false claims, and any non-compliance could subject us to fines and penalties or possible debarment;

•	the loss of The Boeing Company as a customer or a significant reduction in sales to The Boeing Company could adversely impact our operating results;

•	our new product research and development efforts may not be successful which could reduce our sales and earnings;

•	our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete;

•	our business operations may be adversely affected by information systems interruptions, intrusions or new software implementations;

•	our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;

•
significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;

•	a write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth;

•	our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or if we engage in divesting activities;

•	our operations in foreign countries expose us to political and currency risks and adverse changes in local legal and regulatory environments;

•	unforeseen exposure to additional income tax liabilities may affect our operating results;

•	government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;

•	governmental regulations and customer demands related to conflict minerals may adversely impact our operating results;

•
the failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages;

•	future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business;

•	our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs; and

•	we are involved in various legal proceedings, the outcome of which may be unfavorable to us.

These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share data)

	Three Months Ended
	December 31, 2016	January 2, 2016
Net sales	$589,670	$568,457
Cost of sales	417,164	406,997
Gross profit	172,506	161,460
Research and development	34,564	34,798
Selling, general and administrative	85,063	82,994
Interest	8,486	8,322
Other	7,905	(309)
Earnings before income taxes	36,488	35,655
Income taxes	6,430	9,495
Net earnings attributable to Moog and noncontrolling interest	30,058	26,160

Net earnings (loss) attributable to noncontrolling interest	(506)	(81)

Net earnings attributable to Moog	$30,564	$26,241

Net earnings per share attributable to Moog
Basic	$0.85	$0.71
Diluted	$0.84	$0.71

Average common shares outstanding
Basic	35,869,052	36,713,949
Diluted	36,272,767	37,028,331

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT
(dollars in thousands)

	Three Months Ended
	December 31, 2016	January 2, 2016
Net sales:
Aircraft Controls	$268,450	$253,957
Space and Defense Controls	92,930	83,518
Industrial Systems	112,399	125,179
Components	115,891	105,803
Net sales	$589,670	$568,457
Operating profit:
Aircraft Controls	$23,111	$18,432
	8.6%	7.3%
Space and Defense Controls	7,096	11,515
	7.6%	13.8%
Industrial Systems	10,701	13,633
	9.5%	10.9%
Components	11,454	7,979
	9.9%	7.5%
Total operating profit	52,362	51,559
	8.9%	9.1%
Deductions from operating profit:
Interest expense	8,486	8,322
Equity-based compensation expense	2,168	936
Corporate and other expenses, net	5,220	6,646
Earnings before income taxes	$36,488	$35,655
 .

Moog Inc.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	December 31, 2016	October 1, 2016
ASSETS
Current assets
Cash and cash equivalents	$331,664	$325,128
Receivables	677,841	688,388
Inventories	464,402	479,040
Prepaid expenses and other current assets	39,659	34,688
Total current assets	1,513,566	1,527,244
Property, plant and equipment, net	508,656	522,369
Goodwill	730,271	740,162
Intangible assets, net	104,940	113,560
Deferred income taxes	69,039	75,800
Other assets	26,707	25,839
Total assets	$2,953,179	$3,004,974
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term borrowings	$1,366	$1,379
Current installments of long-term debt	144	167
Accounts payable	148,253	144,450
Accrued salaries, wages and commissions	115,081	126,319
Customer advances	171,530	167,514
Contract loss reserves	30,045	32,543
Other accrued liabilities	99,843	116,577
Total current liabilities	566,262	588,949
Long-term debt, excluding current installments	1,000,338	1,004,847
Long-term pension and retirement obligations	385,962	401,747
Deferred income taxes	10,157	11,026
Other long-term liabilities	4,454	4,343
Total liabilities	1,967,173	2,010,912
Commitment and contingencies	—	—
Redeemable noncontrolling interest	5,145	5,651
Shareholders’ equity
Common stock - Class A	43,688	43,667
Common stock - Class B	7,592	7,613
Additional paid-in capital	469,971	465,762
Retained earnings	1,737,103	1,706,539
Treasury shares	(740,838)	(741,700)
Stock Employee Compensation Trust	(59,307)	(49,463)
Supplemental Retirement Plan Trust	(9,924)	(8,946)
Accumulated other comprehensive loss	(467,424)	(435,061)
Total Moog shareholders’ equity	980,861	988,411
Total liabilities and shareholders’ equity	$2,953,179	$3,004,974

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Three Months Ended
	December 31, 2016	January 2, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings attributable to Moog and noncontrolling interest	$30,058	$26,160
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	17,918	19,208
Amortization	4,541	5,877
Deferred income taxes	1,371	3,532
Equity-based compensation expense	2,168	936
Other	9,868	804
Changes in assets and liabilities providing (using) cash:
Receivables	(11,012)	5,221
Inventories	6,996	(11,131)
Accounts payable	6,737	(22,522)
Customer advances	8,287	(498)
Accrued expenses	(17,479)	(17,114)
Accrued income taxes	(8,885)	(2,685)
Net pension and post retirement liabilities	(1,295)	(5,709)
Other assets and liabilities	1,309	(2,534)
Net cash provided (used) by operating activities	50,582	(455)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	—	(11,016)
Purchase of property, plant and equipment	(14,849)	(12,305)
Other investing transactions	(976)	1,021
Net cash (used) by investing activities	(15,825)	(22,300)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving lines of credit	62,400	148,605
Payments on revolving lines of credit	(67,400)	(93,605)
Payments on long-term debt	(50)	(9,540)
Proceeds from sale of treasury stock	2,135	2,230
Purchase of outstanding shares for treasury	(5,211)	(3,034)
Proceeds from sale of stock held by SECT	867	—
Purchase of stock held by SECT	(5,709)	(1,020)
Excess tax benefits from equity-based payment arrangements	—	580
Net cash provided (used) by financing activities	(12,968)	44,216
Effect of exchange rate changes on cash	(15,253)	(7,996)
Increase in cash and cash equivalents	6,536	13,465
Cash and cash equivalents at beginning of period	325,128	309,853
Cash and cash equivalents at end of period	$331,664	$323,318